26/F HKRI Centre One, HKRI Taikoo Hui,

288 Shimen Road (No. 1),

Shanghai 200041, P.R. China

T: (86-21) 5298-5488

F: (86-21) 5298-5492

junhesh@junhe.com

EXHIBIT 15.3

March 28, 2024

Apollomics Inc.
989 E. Hillsdale Blvd., Suite 220

Foster City, CA 94404

Dear Sir/Madam:

We hereby consent to the reference to our firm and the summaries of our opinions under the headings “Risk Factors—Risks Related to Our Operations in China” in Apollomics Inc.’s Annual Report on Form 20-F, which is filed with the Securities and Exchange Commission (the “SEC”) on the date hereof, under the U.S. Securities Exchange Act of 1934, as amended. We also consent to the filing of this consent letter with the SEC as an exhibit to the Form 20-F.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very truly yours,

/s/ JunHe LLP

JunHe LLP